                                                                  EXECUTION COPY

                                                                   Exhibit 10.13




                               CASTLE BRANDS INC.


            AMENDED AND RESTATED CONVERTIBLE NOTE PURCHASE AGREEMENT


                                 AUGUST 16, 2005

                                Table of Contents


                                                                                                        Page
A.       Amendment and Restatement of Original Note Purchase Documents............................        1

1.       Definitions..............................................................................        2

2.       Purchase and Sale of Notes...............................................................        5

         2.1      Sale and Issuance of Notes......................................................        5

         2.2      Sale and Issuance of Additional Notes...........................................        6

         2.3      Closing; Delivery...............................................................        6

3.       Registration Rights; Corporate Transaction...............................................        6

4.       Right of First Offer.....................................................................        7

         4.1      Notice of Offering..............................................................        7

         4.2      Offering Period.................................................................        7

         4.3      Expiration of Offering Period...................................................        7

         4.4      Acknowledgement of Right of First Offer.........................................        8

5.       Representations and Warranties of the Company............................................        8

         5.1      Representations and Warranties of the Company at each Closing...................        8

         5.2      Representations and Warranties of the Company at the Initial Closing and the
                  June 27, 2005 Closing...........................................................       10

         5.3      Representations and Warranties of the Company at the Additional Note Closing....       11

6.       Representations and Warranties of the Purchasers.........................................       13

         6.1      Authorization...................................................................       13

         6.2      Purchase Entirely for Own Account...............................................       13

         6.3      Knowledge.......................................................................       14

         6.4      Restricted Securities...........................................................       14

         6.5      No Public Market................................................................       14

         6.6      Legends.........................................................................       14

         6.7      Accredited Investor.............................................................       15

7.       Conditions to the Purchasers' Obligations at Closing.....................................       15

8.       Conditions to the Company's Obligations at Closing.......................................       16

         8.1      Representations and Warranties..................................................       16

         8.2      Qualifications..................................................................       16

         8.3      Delivery of Form W-8 BEN or Form W-9............................................       16

                               Table of Contents
                                  (continued)

                                                                                                        Page
9.       Affirmative Covenants of the Company.....................................................       16

         9.1      Financial Statements; Reports; Certificates.....................................       16

         9.2      Taxes...........................................................................       17

         9.3      Notices.........................................................................       17

         9.4      Corporate Existence and Compliance with Laws....................................       17

         9.5      Further Assurances..............................................................       17

10.      Negative Covenants of the Company........................................................       17

         10.1     Amendment or Modification of the Notes..........................................       17

         10.2     Issuance of Equity Securities...................................................       17

         10.3     Change in Authorized Capital Stock..............................................       18

         10.4     Mergers or Acquisitions.........................................................       18

         10.5     Indebtedness of the Company.....................................................       18

         10.6     Distributions; Investments......................................................       18

         10.7     Redemption or Repurchase of Equity Securities...................................       18

         10.8     Transactions with Affiliates....................................................       18

         10.9     Maintenance.....................................................................       19

         10.10    Securities Law Compliance.......................................................       19

11.      Events of Default........................................................................       19

         11.1     Payment Default.................................................................       19

         11.2     Cross-Default...................................................................       19

         11.3     Covenant Default................................................................       19

         11.4     Attachment......................................................................       20

         11.5     Insolvency......................................................................       20

         11.6     Other Agreements................................................................       20

         11.7     Judgments.......................................................................       20

         11.8     Misrepresentations..............................................................       20

12.      Board Representation.....................................................................       20

13.      Miscellaneous............................................................................       21

         13.1     Successors and Assigns..........................................................       21

                               Table of Contents
                                  (continued)

                                                                                                        Page
         13.2     Governing Law...................................................................       21

         13.3     Counterparts....................................................................       21

         13.4     Titles and Subtitles............................................................       21

         13.5     Notices.........................................................................       21

         13.6     Finder's Fee....................................................................       21

         13.7     Amendments and Waivers..........................................................       22

         13.8     Severability....................................................................       22

         13.9     Entire Agreement................................................................       22

         13.10    Exculpation Among Purchasers....................................................       22

         13.11    Fee and Cost Reimbursement; Closing Fee.........................................       23

         13.12    Lock-Up Agreement...............................................................       23

         Schedule of Exhibits

         Schedule of Exceptions

                               CASTLE BRANDS INC.

            AMENDED AND RESTATED CONVERTIBLE NOTE PURCHASE AGREEMENT

      This Amended and Restated Convertible Note Purchase Agreement (this "AGREEMENT") is made as of the 16th day of August, 2005 by and among Castle Brands Inc., a Delaware corporation (the "COMPANY") and the Purchasers (as defined below).

                                    RECITALS

      A. The Company and Mellon HBV (as defined below) have previously entered into that certain Convertible Note Purchase Agreement dated as of March 1, 2005 (the "ORIGINAL NOTE PURCHASE AGREEMENT"), pursuant to which the Company issued and sold and Mellon HBV purchased the Initial Note (as defined below) and an Additional Note (the "MELLON ADDITIONAL NOTE" and together with the Original Note Purchase Agreement and the Initial Note, the "ORIGINAL NOTE PURCHASE DOCUMENTS").

      B. The Company desires to issue and sell to a certain Purchaser, and such Purchaser desires to purchase, an Additional Note (as defined below).

      C. The Company and Mellon HBV each desire to amend and restate the Original Note Purchase Documents in order to induce such Purchaser to purchase an Additional Note and make certain other changes.

                                    AGREEMENT

      In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

      A. AMENDMENT AND RESTATEMENT OF ORIGINAL NOTE PURCHASE DOCUMENTS. Effective and contingent upon the execution of this Agreement, the Amended Initial Note (as defined below) and the Amended Additional Note (as defined below) by the Company and Mellon HBV, (i) the Original Note Purchase Agreement is hereby amended and restated in its entirety as set forth below in this Agreement, and the Company and each of the Purchasers hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Purchasers with respect to the issuance, sale and purchase of the Notes and certain other rights, as set forth herein; (ii) the Initial Note shall be amended and restated in its entirety in the form of amended and restated Initial Note attached hereto as Exhibit B (the "AMENDED INITIAL NOTE") and the Company and Mellon HBV hereby agree to be bound by the provisions of the Amended Initial Note and that the Initial Note shall be deemed cancelled as of the date of the Amended Initial Note; and (iii) the Mellon Additional Note shall be amended and restated in its entirety in the form of amended and restated Mellon Additional Note attached hereto as Exhibit C (the "AMENDED ADDITIONAL NOTE") and the Company and Mellon HBV hereby agree to be bound by the provisions of the Amended Additional Note and that the Mellon Additional Note shall be deemed cancelled as of the date of the Amended Additional Note.

      1. DEFINITIONS.

      As used in this Agreement, the following capitalized terms have the following meanings:

      "ADDITIONAL NOTE" means an additional US $5,000,000 convertible promissory note due March 1, 2010 issued by the Company in substantially the form attached to this Agreement as Exhibit D;

      "ADDITIONAL NOTE CLOSING" has the meaning set forth in Section 2.3 below;

      "ADDITIONAL NOTE CLOSING FINANCIAL STATEMENTS" has the meaning set forth in Section 5.2 below.

      "AFFILIATE" means, with respect to any Person, a Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members;

      "AGREEMENT" means this Convertible Note Purchase Agreement, as amended from time to time;

      "AMENDED ADDITIONAL NOTE" has the meaning set forth in Section A above;

      "AMENDED INITIAL NOTE" has the meaning set forth in Section A above;

      "BLACK RIVER" means Black River Global Credit Fund Ltd.;

      "BUSINESS DAY" means any day other than a day on which commercial banks in New York are required or permitted by law to be closed;

      "CLOSING" means the Initial Closing, the June 27, 2005 Closing and the Additional Note Closing;

      "COMMON STOCK" means the shares of common stock, $.01 par value, per share, of the Company;

      "COMPANY" has the meaning set forth in the introductory paragraph above;

      "CONVERSION SHARES" has the meaning set forth in Section 3 below;

      "CORPORATE TRANSACTION" means, whether effected in one transaction or one or more related transactions, (i) a liquidation, dissolution or winding up of the Company, (ii) a sale of all or substantially all of the assets of the Company or (iii) a merger, consolidation or sale of capital stock as a result of which the stockholders of the Company immediately prior to such merger, consolidation or sale own less than 50% of the Company's voting power immediately after such merger, consolidation or sale;

      "DISCLOSURE MATERIALS" has the meaning set forth in Section 5.3 below;

      "EQUITY SECURITIES" means any share or interest in the Company and any convertible notes, warrants or other instruments convertible into any share or interest in the Company;

      "EVENT OF DEFAULT" has the meaning set forth in Section 11 below;

      "EXCLUDED SECURITIES" means, with respect to any Equity Securities issued by the Company, (i) the Notes and the Conversion Shares; (ii) Common Stock issued or issuable as a dividend or distribution on or upon conversion of the preferred stock of the Company; (iii) Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on Common Stock, (iv) any Common Stock issued or issuable (including pursuant to options or warrants) to financial institutions in connection with commercial credit arrangements approved by the Board of Directors of the Company, (v) any Common Stock issued or issuable to employees, officers, or directors of the Company or their respective immediate family members pursuant to currently outstanding or newly created options or warrants that are approved by the Board of Directors of the Company or a committee thereof, (vi) Common Stock issued upon conversion of the Company's 5% Convertible Subordinated Notes due on or about the third anniversary of the Series C Closing Date as defined in the Restated Charter in the aggregate principal amount of E1,374,750, (vii) shares or interests issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement or the issuance of any of the warrants listed on Section 5.3(a) of the Schedule of Exceptions to this Agreement or the issuance of any shares of Common Stock upon exercise thereof, (viii) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors of the Company, (ix) any Equity Securities issued in connection with any recapitalization or similar event by the Company, (x) any Equity Securities that are issued by the Company pursuant to an IPO, and (xi) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangements provided that the issuance of shares therein has been approved by the Board of Directors of the Company;

      "FINANCIAL STATEMENTS" has the meaning set forth in the Section 5.1 below;

      "FULLY-EXERCISING PURCHASER" means a Purchaser electing to purchase the full amount of the Equity Securities offered to such Purchaser in accordance with Section 4.2 below;

      "GOSLING'S" means Gosling's Export (Bermuda) Limited;

      "GOSLING'S INVESTMENT" means a joint venture agreement with Gosling's whereby a 60% owned subsidiary of the Company, Gosling - Castle Partners Inc., will acquire a 100% interest in the worldwide export rights of all products made by Gosling's for a total investment of $5 million;

      "INITIAL CLOSING" means closing of the sale of the Initial Note at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, NY 10103-0001, at 5:00 p.m., on March 1, 2005;

      "INITIAL NOTE" means that certain convertible promissory note of the Company issued to Mellon HBV due March 1, 2010;

      "INTEREST NOTE" means a convertible promissory note or notes due March 1, 2010 in substantially the form attached to this Agreement as Exhibit E;

      "IPO" means a firm commitment public offering by the Company of shares of its common stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended;

      "JUNE 27, 2005 CLOSING" means the closing of the sale of the Mellon Additional Note at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, NY 10103-0001 at 5 p.m. on June 27, 2005;

      "MATERIAL ADVERSE EFFECT" means a change or effect that is or is reasonably likely to be, materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the Company and its Affiliates, taken as a whole, or will prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise will prevent the Company and/or Affiliates from performing their material obligations under the Notes or this Agreement;

      "MATURITY DATE" shall have the meaning set forth in the Notes;

      "MELLON ADDITIONAL NOTE" has the meaning set forth in the recitals above;

      "MELLON HBV" means Mellon HBV SPV LLC;

      "NET EQUITY VALUE" means the product of (i) the aggregate amount of the Company's outstanding Equity Securities on a fully-diluted basis (excluding any warrants or options to purchase Common Stock) multiplied by (ii) the average of the highest bid and lowest asked prices on the exchange or over-the-counter quotation system on which Common Stock is listed; provided that if there are no sales of Common Stock on such exchange or over-the-counter quotation system on any given day, then the Net Equity Value for such day shall equal that of the previous day;

      "NOTES" means the Amended Initial Note, the Amended Additional Note, the Additional Note and the Interest Notes, if any;

      "NOTICE" has the meaning set forth in Section 4.1 below;

      "ORIGINAL NOTE PURCHASE AGREEMENT" has the meaning set forth in the Recitals above.

      "PERSON" shall mean and include any individual, partnership, corporation (including a business trust), joint stock company, limited liability company, unincorporated association, joint venture, governmental entity or other entity;

      "PURCHASER" or "PURCHASERS" means Mellon HBV and any other purchaser listed on Exhibit A attached hereto;

      "QUALIFIED ACQUISITION DEBT" means, in connection with the acquisition of a brand related to or an entity doing business in or related to the beverage alcohol market (collectively, the "TARGET"), any debt incurred by the Company or its Affiliates in connection the acquisition of the Target (including costs and fees associated with incurring such debt) that does not exceed an amount equal to three times the Target's earnings before interest, taxes, depreciation and amortization ("EBITDA"), subject to reasonable adjustments thereof to reflect normal continuing operations of the Target as of the date of acquisition;

      "QUALIFIED IPO" means an initial public offering of the Company's Common Stock that results in gross proceeds to the Company of at least US $15,000,000 (net of underwriting discounts and commissions);

      "REGISTRATION RIGHTS" means registration rights granted pursuant to a registration rights agreement on terms no less favorable than those granted to the holders of the Series C Preferred as more particularly described in the Series C PPM;

      "RESTATED CERTIFICATE" means the Amended Certificate of Designations, a copy of which is attached hereto as Exhibit H;

      "SECURITIES ACT" means the Securities Act of 1933, as amended;

      "SERIES A PREFERRED" means the Series A Convertible Preferred Stock, $1.00 par value per share, of the Company;

      "SERIES B PREFERRED" means the Series B Convertible Preferred Stock, $1.00 par value per share, of the Company;

      "SERIES C PREFERRED" means the Series C Convertible Preferred Stock, $1.00 par value per share, of the Company;

      "SERIES C PPM" means collectively, that certain Confidential Private Placement Memorandum dated October 14, 2004, as supplemented from time to time and as attached hereto as Exhibit G;

      "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated December 1, 2003, as amended, by and among the Company and certain of its shareholders;

      "STOCK PLAN" means the Company's 2003 Stock Incentive Plan duly adopted by the Board of Directors and approved by the holders of the Company's voting capital stock; and

      "SUPER MAJORITY INTEREST" means the holders of at least 70% of the then outstanding aggregate principal amount of the Notes.

      "THIRD PARTY INDEBTEDNESS LIMIT" means US $15,000,000 in the aggregate; provided that in the event (i) there is a Qualified IPO and (ii) after the Initial Closing, the Company issues Equity Securities (other than debt securities and excluding US $610,442 of Series C Preferred Stock) resulting in aggregate gross proceeds of US $25,000,000 to the Company, "Third Party Indebtedness Limit" shall mean US $30,000,000 in the aggregate.

      2. PURCHASE AND SALE OF NOTES.

            2.1 SALE AND ISSUANCE OF INITIAL NOTE AND MELLON ADDITIONAL NOTE.

      Subject to the terms and conditions of this Agreement, Mellon HBV purchased and the Company sold and issued to Mellon HBV at the Initial Closing the Initial Note and at the June 27, 2005 Closing the Mellon Additional Note against (1) payment of the purchase price in the principal amount set forth opposite such Purchaser's name on Exhibit A at each respective Closing, (2) delivery of executed counterpart signature pages to the Initial Note and Original Convertible Note Purchase Agreement at the Initial Closing and Mellon Additional Note at the June 27, 2005 Closing, respectively and (3) delivery of a validly executed IRS Form W-9 at the Initial Closing. The purchase price of each of the Initial Note and the Mellon Additional Note was equal to 100% of the principal amount of the Initial Note and the Mellon Additional Note, respectively.

            2.2 SALE AND ISSUANCE OF ADDITIONAL NOTES.

      Subject to the terms and conditions of this Agreement, as of the Additional Note Closing, the Company shall issue and sell to Black River and Black River shall purchase the Additional Note. The purchase price of the Additional Note shall be equal to 100% of the principal amount of the Additional Note.

            2.3 CLOSING; DELIVERY.

                  (A) The purchase and sale of the Additional Note shall take place at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103-0001 at 5:00 p.m., on August 16, 2005, or at such other time and place as the Company and Black River mutually agree upon, orally or in writing (the "ADDITIONAL NOTE CLOSING").

                  (B) At the Additional Note Closing, the Company shall deliver to Black River counterpart signature pages to this Agreement together with counterpart signature pages to the Additional Note against (1) payment of the purchase price for the Additional Note by check payable to the Company or by wire transfer to a bank designated by the Company, (2) delivery of counterpart signature pages to this Agreement and the Additional Note, and (3) delivery of a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing Black River's exemption from withholding tax, which forms are attached to this Agreement as Exhibit F.

      3. REGISTRATION RIGHTS; CORPORATE TRANSACTION.

      The Company hereby agrees that upon conversion of the Notes into Common Stock (the "CONVERSION SHARES") it shall enter into a registration rights agreement granting the holders of Conversion Shares Registration Rights and that the Registration Rights shall survive an IPO. The Company hereby acknowledges and agrees that in the event of a Corporate Transaction, the Purchasers shall be entitled to receive, prior and in preference to the holders of any class or series of capital stock of the Company, an amount equal to the aggregate principal amount of the Notes outstanding at such time plus all accrued but unpaid interest thereon. The Company and each Purchaser hereby acknowledge that the Company has granted registration rights in the Shareholders Agreement that are similar to those to be granted to the Purchasers and the Registration Rights to be granted to the Purchasers shall work in conjunction with, and not adversely effect the registration rights contained in the Shareholders Agreement.

      4. RIGHT OF FIRST OFFER.

      Subject to the terms and conditions specified in this Section 4, the Company hereby grants to each Purchaser a right of first offer with respect to future sales by the Company of any Equity Securities offered prior to the consummation of an IPO by the Company other than Excluded Securities. If, prior to the consummation of an IPO by the Company, the Company proposes to issue Equity Securities other than Excluded Securities, it shall first make an offering of such Equity Securities to each Purchaser in accordance with the following provisions:

            4.1 NOTICE OF OFFERING.

      The Company shall deliver a written notice (the "NOTICE") to the Purchasers stating (a) its bona fide intention to offer such Equity Securities,
(b) the number of such Equity Securities to be offered, and (c) the price and terms, if any, upon which it proposes to offer such Equity Securities.

            4.2 OFFERING PERIOD.

      Within 15 calendar days after delivery of the Notice, each Purchaser may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Equity Securities which equals the proportion that the number of shares of Equity Securities then held by such Purchaser bears to the total number of shares of Equity Securities then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The

Company shall promptly, in writing, inform each Fully-Exercising Purchaser of any other Purchasers' failure to purchase all the Equity Securities available to such Purchasers. During the ten (10)-day period commencing after receipt of such information, each Fully Exercising Purchaser shall be entitled to obtain that portion of the Equity Securities for which Purchasers were entitled to subscribe but which were not subscribed for by the Purchasers that is equal to the proportion that the number of shares of Equity Securities then held by such Fully-Exercising Purchaser bears to the total number of shares of Equity Securities then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

            4.3 EXPIRATION OF OFFERING PERIOD.

      The Company may, during the 90 day period following the expiration of the period provided in Section 4.2 hereof, offer the remaining unsubscribed portion of Equity Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Equity Securities within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Equity Securities shall not be offered unless first reoffered to the Purchasers in accordance herewith.

            4.4 ACKNOWLEDGEMENT OF SHAREHOLDER RIGHT OF FIRST OFFER.

      The Company and each of the Purchasers hereby acknowledge and agree that the Company has granted rights of first offer to certain of its shareholders in the Shareholders Agreement that are similar to those contained in this Section 4 and that this Section 4 shall work in conjunction with, and shall not adversely effect the rights of first offer contained in, the Shareholders Agreement.

      5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            5.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AS OF EACH
      CLOSING.

      The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached to this Agreement which exceptions shall be deemed to be incorporated into these representations and warranties as if made hereunder, the following representations are true and complete as of the date of each Closing, except as otherwise indicated.

                  (A) ORGANIZATION, GOOD STANDING AND QUALIFICATION.

      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

                  (B) AUTHORIZATION.

      All corporate action on the part of the Company, its officers, directors and holders of Equity Securities necessary for (i) the authorization, execution and delivery of this Agreement and the Notes, (ii) the performance of all obligations of the Company under this Agreement and the Notes and (iii) the authorization, issuance and delivery of the Notes and the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent any indemnification provisions set forth in the Registration Rights may be limited by applicable federal or state securities laws.

                  (C) VALID ISSUANCE OF COMMON STOCK.

      The Conversion Shares have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of this Agreement, the Notes and the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer, if any, under this Agreement, the Registration Rights, and applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 6 of this Agreement and subject to the provisions of Section 5.3(c) hereof, the Conversion Shares will be issued in compliance with all applicable federal and state securities laws.

                  (D) COMPLIANCE WITH OTHER INSTRUMENTS; NO EVENTS OF DEFAULT.

      The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws, or of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or of any provision of state or federal statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance of the Notes and the Conversion Shares and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company in either case which would have a Material Adverse Effect. No Event of Default shall have occurred or occur as a result of the Company's execution of this Agreement or the Notes.

                  (E) DISCLOSURE.

      The Company and the Purchasers have engaged in a due diligence process, and in connection with that process the Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Notes (the "DISCLOSURE MATERIALS"). Assuming the accuracy of the Purchasers' representations regarding their sophistication with respect to investments in companies similar to the Company and in light of the due diligence process mentioned above, neither (i) any representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to the Purchasers at the Closing, or the Disclosure Materials (when read together) nor (ii) during the offering of the Series C Preferred, the Series C PPM contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

            5.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AS OF THE INITIAL CLOSING AND THE JUNE 27, 2005 CLOSING.

      The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached to this Agreement which exceptions shall be deemed to be incorporated into these representations and warranties as if made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated.

                  (A) CAPITALIZATION.

      The Company's capitalization consisted, immediately prior to the Initial Closing, of:

                        1) 4,500,000 shares of authorized preferred stock, consisting of (i) 550,000 shares that have been designated as Series A Preferred, of which 535,715 shares are issued and outstanding immediately prior to the Initial Closing, (ii) 200,000 shares that have been designated as Series B Preferred, all of which are issued and outstanding immediately prior to the Initial Closing, (iii) 3,375,000 shares that have been designated as Series C Preferred, of which 2,914,947.25 are issued and outstanding immediately prior to the Initial Closing and (iv) 375,000 shares that remain undesignated, none of which have been issued immediately prior to the Initial Closing. The rights, privileges and preferences of the preferred stock are as stated in the Restated Certificate. All of the outstanding shares of preferred stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                        2) 20,500,000 shares of Common Stock, 3,106,666 shares of which were issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                        3) The Company had reserved 2,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Stock Plan. Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 744,500 shares have been granted and are currently outstanding, and 1,255,500 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

                        4) Except for rights under the Shareholders Agreement, outstanding options issued pursuant to the Stock Plan, warrants to purchase shares of Common Stock set forth on the Schedule of Exceptions, convertible promissory notes currently convertible into 263,493 shares of Common Stock and the authorized preferred stock listed above there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any Equity Securities. None of the Company's stock purchase agreements or stock option documents contains a provision for acceleration (or lapse of a repurchase right) upon the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

                        5) The list of holders of the Company's Equity Securities, dated as of February 15, 2005, provided to counsel to the Purchasers, was true and correct.

                  (B) FINANCIAL STATEMENTS.

      The Company has made available to the Purchasers its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 2004 and its audited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended December 31, 2003 (collectively, the "INITIAL CLOSING FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2004 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

            5.3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AS OF THE ADDITIONAL NOTE CLOSING.

      The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached to this Agreement which exceptions shall be deemed to be incorporated into these representations and warranties as if made hereunder, the following representations are true and complete as of the date of the Additional Note Closing, except as otherwise indicated.

                  (A) CAPITALIZATION.

      The Company's capitalization consists, immediately prior to the Additional Note Closing, of:

                        1) 4,500,000 shares of authorized preferred stock, consisting of (i) 550,000 shares that have been designated as Series A Preferred, of which 535,715 shares are issued and outstanding immediately prior to the Additional Note Closing, (ii) 200,000 shares that have been designated as Series B Preferred, all of which are issued and outstanding immediately prior to the Additional Note Closing, (iii) 3,375,000 shares that have been designated as Series C Preferred, of which 3,353,750 are issued and outstanding immediately prior to the Additional Note Closing and (iv) 375,000 shares that remain undesignated, none of which have been issued immediately prior to the Additional Note Closing. The rights, privileges and preferences of the preferred stock are as stated in the Restated Certificate. All of the outstanding shares of preferred stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                        2) 20,500,000 shares of Common Stock, 3,106,666 shares of which were issued and outstanding immediately prior to the Additional Note Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

                        3) The Company had reserved 2,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Stock Plan. Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 909,500 shares have been granted and are currently outstanding, and 1,090,500 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

                        4) Except for rights under the Shareholders Agreement, outstanding options issued pursuant to the Stock Plan, warrants to purchase shares of Common Stock set forth on the Schedule of Exceptions, convertible promissory notes currently convertible into 263,362.06 shares of Common Stock, the Notes and the Conversion Shares issuable upon conversion thereof and the authorized preferred stock listed above there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any Equity Securities. None of the Company's stock purchase agreements or stock option documents contains a provision for acceleration (or lapse of a repurchase right) upon the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

                        5) The list of holders of the Company's Equity Securities, dated as of the Additional Note Closing, provided to counsel to the Purchasers, is true and correct.

                  (B) FINANCIAL STATEMENTS.

      The Company has made available to the Purchasers its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of April 30, 2005 and its audited financial statements (including balance sheet, income statement and statement of cash flows) for the fiscal year ended December 31, 2004 (collectively, the "ADDITIONAL NOTE CLOSING FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to April 30, 2005 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

      6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

      Each Purchaser hereby represents and warrants to the Company that:

            6.1 AUTHORIZATION.

      Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

            6.2 PURCHASE ENTIRELY FOR OWN ACCOUNT.

      This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Notes and the Conversion Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes or the Conversion Shares. The Purchaser has not been formed for the specific purpose of acquiring the Notes and the Conversion Shares.

            6.3 KNOWLEDGE.

      In reliance on the Disclosure Materials, the Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Notes and the Conversion Shares.

            6.4 RESTRICTED SECURITIES.

      The Purchaser understands that the Notes and Conversion Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Notes and the Conversion Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Notes and the Conversion Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Notes and the Conversion Shares for resale, except as set forth in Section 3 hereof. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes and the Conversion Shares, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

            6.5 NO PUBLIC MARKET.

      The Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Equity Securities.

            6.6 LEGENDS.

      The Purchaser understands that the Conversion Shares, may bear one or all of the following legends:

                  (A) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (B) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            6.7 ACCREDITED INVESTOR.

      The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

      7. CONDITIONS TO THE PURCHASERS' OBLIGATIONS AT CLOSING.

      The obligation of each Purchaser to purchase Notes at a Closing is subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by such Purchaser:

                  (A) the representations and warranties of the Company contained in Section 5 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing;

                  (B) the Company shall have performed under and complied in all material respects with each agreement, covenant and obligation required by this Agreement to be so performed by or complied with by the Company on or before such Closing;

                  (C) the non-occurrence of any event having a Material Adverse Effect;

                  (D) the obtaining of all third party consents, approvals and waivers required for the Company to consummate the transactions contemplated by this Agreement;

                  (E) compliance by the Company with all applicable federal and state securities laws;

                  (F) completion of all required and/or appropriate state and local filings required to be made by the Company for the issuance and delivery of the Notes and the Conversion Shares;

                  (G) a legal opinion of counsel to the Company in a form reasonably satisfactory to the Purchasers shall have been delivered to the Purchasers;

                  (H) the definitive agreements providing for the Gosling's Investment shall have been executed by the parties thereto and, with respect to the Initial Closing, on terms reasonably satisfactory to the Purchasers;

                  (I) the Company shall have issued and sold for cash consideration at least US $6,889,578 of the Series C Preferred prior to the Initial Closing and at least an additional US $610,422 of the Series C Preferred within forty five (45) days from the Initial Closing; and

                  (J) no default or Event of Default under the Notes shall have occurred and be continuing or would arise as a result of the sale of the Notes at such Closing.

      8. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

      The obligation of the Company to sell Notes to each Purchaser at a Closing is subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by the Company:

            8.1 REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of each Purchaser contained in Section 6 shall be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

            8.2 QUALIFICATIONS.

      All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes and Conversion Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

            8.3   DELIVERY OF FORM W-8 BEN OR FORM W-9.

      Each Purchaser shall have completed and delivered to the Company a validly executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser's exemption from withholding tax, which forms are attached as Exhibit F to this Agreement.

            8.4   AMENDED AND RESTATED AGREEMENT AND NOTES.

      Mellon HBV shall have executed and delivered to the Company this Agreement, the Amended Initial Note and the Amended Additional Note and returned the Initial Note and the Mellon Additional Note to the Company for cancellation.

      9.    AFFIRMATIVE COVENANTS OF THE COMPANY.

      The Company will do all of the following for so long as any of the Notes are outstanding:

            9.1   FINANCIAL STATEMENTS; REPORTS; CERTIFICATES.

                  (A) Deliver to the Purchasers: (i) as soon as possible, but no later than forty-five (45) days after the last day of each month, the monthly financial statements in a form reasonably acceptable to the Purchasers together with a Compliance Certificate signed by an officer of the Company in the form of
Exhibit I; (ii) as soon as available, but no later than 180 days after the last day of the Company's fiscal year, audited financial statements, together with an opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to the Purchasers; (iii) a prompt report of any legal actions pending or threatened against the Company that could result in damages or costs to the Company of US $150,000 or more; and (iv) budgets, sales projections, operating plans or other financial information the Purchasers reasonably request.

                  (B) Allow the Purchasers to audit the Company at the Company's expense, provided that such audits will be conducted only at such times as an Event of Default has occurred and is continuing.

            9.2   TAXES.

      Make timely payment of all material federal, state, and local taxes or assessments other than any taxes or assessments that the Company is contesting in good faith and deliver to the Purchasers, on demand, appropriate certificates attesting to such payment.

            9.3   NOTICES.

      Provide notice within thirty (30) days of the Company's receipt of any governmental and/or environmental proceedings initiated against the Company that is reasonably likely to result in damages or costs to the Company of US $150,000 or more.

            9.4   CORPORATE EXISTENCE AND COMPLIANCE WITH LAWS.

      Maintain its and its Affiliates corporate existence and good standing under the laws of their state of incorporation and remain in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

            9.5   FURTHER ASSURANCES.

      Take such further action as the Purchasers reasonably request to fulfill the Company's obligations under this Agreement.

      10.   NEGATIVE COVENANTS OF THE COMPANY.

      So long as at least US $1,500,000 of the principal amount of the Notes remains outstanding and is held by the Purchasers or Affiliates of the Purchasers, the Company will not:

            10.1  AMENDMENT OR MODIFICATION OF THE NOTES.

      Without the prior written consent of the Super Majority Interest, amend or modify any right, preference, privilege of the Notes that materially adversely affects the rights of the holders thereof.

            10.2  ISSUANCE OF EQUITY SECURITIES.

      Prior to a Qualified IPO, without the prior written consent of the Super Majority Interest, except for Excluded Securities, issue Equity Securities (i) pari passu or in preference to the Notes or (ii) in a single transaction or series of related transactions, in an amount that would represent more than a twenty percent (20%) cumulative change of ownership in the Company.

            10.3  CHANGE IN AUTHORIZED CAPITAL STOCK.

      Without the prior written consent of the Super Majority Interest, prior to a Qualified IPO, increase or decrease the total number of authorized shares of capital stock of the Company, except as required to permit the additional issuance of Equity Securities as provided for in Section 10.2 above.

            10.4  MERGERS OR ACQUISITIONS.

      Without the prior written consent of the Super Majority Interest, except for the Gosling's Investment, prior to a Qualified IPO, engage in any Corporate Transaction.

            10.5  INDEBTEDNESS OF THE COMPANY.

      Without the prior written consent of the Super Majority Interest, at any time prior to the Company maintaining a Net Equity Value of at least US $100,000,000 for a period of no less than 90 days, incur third party indebtedness of the Company (excluding the Notes) of more than the Third Party Indebtedness Limit; provided however, that (i) the Third Party Indebtedness Limit shall not include Qualified Acquisition Debt and (ii) once the Company has maintained a Net Equity Value of at least US $100,000,000 for a period of no less than 90 days, this covenant shall no longer apply.

            10.6  DISTRIBUTIONS; INVESTMENTS.

      Without the prior written consent of the holders of at least a majority in interest of the principal amount outstanding of the Notes, except for any mandatory dividends payable on the Series A Preferred, the Series B Preferred or the Series C Preferred, pay any dividends or make any distribution or payment on any Equity Securities.

            10.7  REDEMPTION OR REPURCHASE OF EQUITY SECURITIES.

      Without the prior written consent of the holders of at least a majority in interest of the principal amount outstanding of the Notes, redeem or repurchase Equity Securities (other than repurchases of Common Stock from employees upon termination of their employment with the Company).

            10.8  TRANSACTIONS WITH AFFILIATES.

      Without the prior written consent of the Super Majority Interest, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company except for transactions that are in the ordinary course of the Company's business, upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm's length transaction with a nonaffiliated Person.

            10.9  MAINTENANCE.

      Without the prior written consent of the Super Majority Interest, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, or the provisions contained in the Company's organizational documents relating to the rights of the holders of the Notes and/or the Conversion Shares.

            10.10 SECURITIES LAW COMPLIANCE.

      Without the prior written consent of the Super Majority Interest, take any action between the date of this Agreement and the date of the Initial Closing that would cause the issuance of the Notes and the Conversion Shares to fail to comply with all applicable federal and state securities laws.

      11.   EVENTS OF DEFAULT.

      Any one of the following is an "EVENT OF DEFAULT":

            11.1  PAYMENT DEFAULT.

      If the Company fails to pay (i) any of the principal amount of and accrued interest on the Notes on the Maturity Date of any such Notes or (ii) any fees related to the Notes when due, and such failure to pay such fees remains unremedied for five (5) Business Days.

            11.2  CROSS-DEFAULT.

      If the Company fails to pay any other debt for borrowed money in excess of US $250,000 of the Company as and when it becomes due and payable.

            11.3  COVENANT DEFAULT.

                  (A) If the Company fails to perform any obligation under
Section 9 and such failure remains unremedied for more than ten (10) Business Days, or

                  (B) If the Company fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, the Notes or any other present or future agreement between the Company and the Purchasers (other than those contained in Section 9 of this Agreement) and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by the Company be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then the Company shall have an additional reasonable period (which shall not in any case exceed thirty (30) additional days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default;

            11.4  ATTACHMENT.

      If any material portion of the Company's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days, or if the Company is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a lien on a material portion of the Company's assets, or if a notice of lien, levy, or assessment is filed against any of the Company's assets by any government agency and not paid within thirty (30) days after the Company receives notice. Such notices shall not constitute Events of Default if stayed or if a bond is posted pending contest by the Company;

            11.5  INSOLVENCY.

      If the Company becomes insolvent or if the Company begins an insolvency proceeding or an insolvency proceeding is begun against the Company and not dismissed or stayed within sixty (60) days;

            11.6  OTHER AGREEMENTS.

      If there is a default in any agreement between the Company and a third party that gives the third party the right to accelerate any indebtedness exceeding US $250,000;

            11.7  JUDGMENTS.

      If one or more money judgments in the aggregate of at least US $250,000 are rendered against the Company and is unsatisfied and unstayed for thirty (30) days; or

            11.8  MISREPRESENTATIONS.

      If the Company or any Person acting for the Company has made or makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to the Company or to induce the Company to enter this Agreement or the Notes.

      12.   BOARD REPRESENTATION.

      So long as Mellon HBV and Black River each hold at least 5% of the capital stock of the Company (on an as-converted basis), Mellon HBV and Black River may each designate in writing a representative to the Board of Directors of the Company. Each representative shall have the right to attend meetings of the Board of Directors of the Company as an observer, and shall receive proper notice of such meetings, and shall be entitled to receive copies of all proposed actions by written consent of the Board of Directors and all materials provided to members of Board of Directors in connection with the matters to be discussed at such meetings.

      13.   MISCELLANEOUS.

            13.1  SUCCESSORS AND ASSIGNS.

      Subject to the limitations set forth herein, each of the Purchasers may assign this Agreement and the rights and obligations conferred hereby, in whole or in part, to eligible financial institutions upon the written consent of the Company, such consent not to be unreasonably withheld or delayed. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            13.2  GOVERNING LAW.

      This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

            13.3  COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

            13.4  TITLES AND SUBTITLES.

      The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            13.5  NOTICES.

      Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

            13.6  FINDER'S FEE.

      Except for the fee to be paid by the Company to Fieldstone Partners upon the occurrence of the Initial Closing, each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            13.7  AMENDMENTS AND WAIVERS.

      Except as required by Section 10 of this Agreement, any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority in interest of the principal amount outstanding of the Notes;

provided however that if the amendment or waiver will materially adversely affect the holders of the Notes, then such amendment or waiver will require the Consent of the Company and the Super Majority Interest. Any amendment or waiver effected in accordance with this Section 13.7 shall be binding upon each Purchaser and each transferee of the Notes or Conversion Shares, each future holder of all such Notes or Conversion Shares, and the Company.

            13.8  SEVERABILITY.

      If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

            13.9  ENTIRE AGREEMENT.

      This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

            13.10 EXCULPATION AMONG PURCHASERS.

      Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Notes or the Conversion Shares.

            13.11 FEE AND COST REIMBURSEMENT; CLOSING FEE.

      The Company shall at each Closing reimburse the Purchasers for all reasonable legal fees and diligence costs and expenses incurred by the Purchasers in connection with such Closing for a maximum amount of US $20,000. The Company shall pay to Black River at the Additional Note Closing a fee equal to US $125,000. The Company shall also have paid to Mellon HBV at the Initial Closing a fee equal to US $250,000.

            13.12 LOCK-UP AGREEMENT.

      In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, each Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering, so long as such terms are no more restrictive than the terms imposed upon holders of the Series C Preferred.

                            [Signature Pages Follow]

      The parties have executed this Amended and Restated Convertible Note Purchase Agreement as of the date first written above.

                                        COMPANY:

                                        CASTLE BRANDS INC.


                                        By: /s/ Mark Andrews
                                           ----------------------------------
                                           Mark Andrews, Chairman & CEO

                                        Address: 29th Floor
                                                 570 Lexington Avenue
                                                 New York, NY 10022

                                        Facsimile Number:  (646) 356-0222

                                        PURCHASERS:

                                        MELLON HBV SPV LLC

                                        By: /s/ James P. Jenkins
                                           ----------------------------------

                                        Name:  James P. Jenkins
                                             --------------------------------

                                        Title: Portfolio Manager
                                              -------------------------------

                                        Address: Suite 3300
                                                 200 Park Avenue
                                                 New York, NY 10166
                                        Facsimile Number:  (212) 808-3955

                                        BLACK RIVER GLOBAL CREDIT FUND LTD.

                                        By: /s/ Paula M. Weis
                                           ----------------------------------

                                        Name:  Paula M. Weis
                                             --------------------------------

                                        Title: Authorized Signer
                                              -------------------------------

                                        Address: 623 Fifth Avenue, 27th Floor
                                                 New York, NY 10022
                                        Facsimile Number:  (212) 588-7299

                              SCHEDULE OF EXHIBITS

      Exhibit A - Schedule of Purchasers

      Exhibit B - Form of Amended Initial Note

      Exhibit C - Form of Amended Additional Note

      Exhibit D - Form of Additional Note

      Exhibit E   Form of Interest Note

      Exhibit F - Purchaser Withholding Exemptions

      Exhibit G - Series C Private Placement Memorandum

      Exhibit H   Restated Certificate

      Exhibit I   Compliance Certificate

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

       NAME/ADDRESS AND FACSIMILE NUMBER            ORIGINAL PRINCIPAL AMOUNT
                  OF PURCHASER                               OF NOTE
INITIAL CLOSING:
Mellon HBV SPV LLC                                        US $5,000,000
c/o Mellon HBV Alternative Strategies LLC
200 Park Avenue, Suite 3300
New York, New York  10166
(212) 808-3955
JUNE 27, 2005 CLOSING:
Mellon HBV SPV LLC                                        US $5,000,000
c/o Mellon HBV Alternative Strategies LLC
200 Park Avenue, Suite 3300
New York, New York  10166
(212) 808-3955
AUGUST 16, 2005 CLOSING:
Black River Global Credit Fund Ltd.                       US $5,000,000
623 Fifth Avenue, 27th Floor
New York, New York 10022
Fax (212) 588-7299
--------------------------------------------------------------------------------
TOTAL:                                                   US $15,000,000

                                    EXHIBIT E

                              FORM OF INTEREST NOTE

                                                                  EXECUTION COPY

NEITHER THIS NOTE NOR THE EQUITY SECURITIES FOR WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NONE OF SUCH SECURITIES MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           Convertible Promissory Note


$                                                           Date:
 ---------------                                                 ---------------

FOR VALUE RECEIVED, the undersigned Castle Brands Inc., a Delaware corporation (the "Company"), promises to pay to the order of _______________ ("Holder") the principal amount of _______________ US DOLLARS (US $_______________) (the
"Principal Amount"), together, with interest on the unpaid balance of the Principal Amount, on the Maturity Date, and subject to the following provisions.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

        1.   Definitions.

        The capitalized terms in this Note shall have the meanings ascribed to such terms in the Convertible Note Purchase Agreement unless otherwise defined herein:

        "40% Conversion" has the meaning set forth in Section 7.2(i) below;

        "Additional Stock" means any Equity Securities of the Company issued by the Company after the applicable Closing Date but prior to the second anniversary of the applicable Closing Date other than (i) the Notes (as defined in the Convertible Note Purchase Agreement) and the Conversion Shares; (ii) Common Stock issued or issuable as a dividend or distribution on or upon conversion of the Preferred Stock of the Company; (iii) Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on Common Stock, (iv) any Common Stock issued or issuable (including pursuant to options or warrants) to financial institutions in connection with commercial credit arrangements approved by the Board of Directors of the Company, (v) any Common Stock issued or issuable to employees, officers, or directors of the Company or their respective immediate family members pursuant to currently outstanding or newly created options or warrants that are approved by the Board of Directors of the Company or a committee thereof, (vi) Common Stock issued upon conversion of the Company's 5% Convertible Subordinated Notes due on or about the third anniversary of the Series C Closing Date as defined in the Restated Charter in the aggregate principal amount of (EURO)1,374,750, (vii) shares or interests issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Note or the issuance of any of the warrants listed on Section 5.3(a) of the Schedule of Exceptions to the Convertible Note Purchase Agreement or the issuance of any shares of Common Stock upon exercise thereof, (viii) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination approved by the Board of Directors of the Company, (ix) any Equity Securities issued in connection with any recapitalization or similar event by the Company, (x) any Equity Securities that are issued by the Company pursuant to an IPO, and (xi) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including joint ventures, manufacturing, marketing or distribution arrangements provided that the issuance of shares therein has been approved by the Board of Directors of the Company;

         "Certificate of Designations" has the meaning set forth in Section 7.2 below;

         "Conversion Notice" has the meaning set forth in Section 7.3 below;

         "Conversion Price" means a price equal to, in the case of conversion of this Note into Conversion Shares, $8.00 per share; provided, however, that (i) in the event that the Company issues or is deemed to issue Additional Stock at a per share purchase price of less than the then in effect Conversion Price, the Conversion Price shall be subject to the following adjustment upon the issuance of any Additional Stock: the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Common Stock deemed outstanding immediately prior to such issuance ("Outstanding Common") plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at the Conversion Price then in effect; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of such Additional Stock, and (ii) the Conversion Price shall be proportionately adjusted in the case of any stock dividend, stock split, split-up or other distribution on Common Stock; for purposes of clarity, "Outstanding Common" shall include all outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock or other convertible instruments of the Company or issuable upon exercise of options, warrants or other rights to acquire Common Stock;

        "Conversion Shares" means Common Stock to which Holder shall be entitled under the terms of this Note;

        "Convertible Note Purchase Agreement" means that certain Amended and Restated Convertible Note Purchase Agreement dated as of August [__], 2005, by and among the Company and the Purchasers, and/or their affiliates and assigns, set forth on Exhibit A thereto;

         "Default Rate" shall have the meaning set forth in Section 6.1 below;

         "Discounted Conversion Rate" has the meaning set forth in Section 7.2(i) below;

         "Equity Securities" means (i) any share or interest in the Company,
(ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any share or interest (including any option to purchase such convertible security) in the Company, (iii) any security carrying any warrant or right to subscribe to purchase any share, interest or other security in the Company or (iv) any such warrant or right;

         "Final Conversion" has the meaning set forth in Section 7.2 below;

         "Holder" has the meaning set forth in the introductory paragraph to this Note;

         "Interest Note Rate" means the rate of 7.5% calculated on the basis of a 360 day year based on the number of days actually elapsed including the first day but excluding the day on which such calculation is being made; provided that in the absence of an Event of Default and in the event the Company does not complete an IPO by June 30, 2006, the Interest Note Rate will increase by 100 basis points as of June 30, 2006; provided further that upon the occurrence of an Event of Default, the Interest Note Rate will increase to the Default Rate;

         "Maturity Date" means March 1, 2010 or such earlier date as this Note shall become due and payable in accordance with Section 2.4 or Section 6 below;

         "Note" means this Convertible Promissory Note due March 1, 2010;

         "Principal Amount" has the meaning set forth in the introductory paragraph to this Note; and

         "Series C Preferred Conversion" has the meaning set forth in Section
7.2 below.

         2.   Time of Payment.

              2.1    Payment at Maturity Date.

              The Principal Amount together with all accrued but unpaid interest shall be due and payable on the Maturity Date, in accordance with the terms of this Note. If the payment of the Principal Amount and interest on this Note becomes due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and any such extension of time shall be included in computing interest in connection with such payment.

              2.2    Interest Payment.

              Interest shall accrue on the Principal Amount at the Interest
Note Rate. Interest accrued but unpaid on the Principal Amount as of the end of each quarter of each calendar year that this Note remains outstanding shall be payable within 30 days after the end of each calendar quarter in accordance with the terms of this Note.

              2.3    No Prepayment.

              Except as set forth in this Note, the Company may not prepay the Principal Amount and/or the accrued but unpaid interest or any part thereof without the prior written consent of the Super Majority Interest.

              2.4    Maturity Date Acceleration.

              In the event that any of the holders of Series A Preferred, Series B Preferred or Series C Preferred have the right to require the Company to redeem any of their shares of preferred stock, at least forty-five (45) days before the date the Company is required to redeem such stock, the Company shall provide written notice to each Holder describing the number of shares of stock the Company is required to redeem, the redemption price, the date of redemption (the "Redemption Date") and any other material terms and conditions relating to such redemption. Within fifteen (15) days after receipt of such written notice, holders of at least a majority in interest of the principal amount outstanding on the Notes may notify the Company in writing of their election to accelerate the Maturity Date to the date ten (10) Business Days prior to the Redemption Date. Upon the written election to accelerate the Maturity Date in accordance with the preceding sentence, the Company agrees that it shall pay the then outstanding Principal Amount, all accrued but unpaid interest and other amounts due under this Note prior to the payment of any amount to redeem the Company's preferred stock.

         3.  Application of Payments.

        All payments of the indebtedness evidenced by this Note shall be applied first to any accrued but unpaid interest on this Note then due and payable hereunder, and then to the Principal Amount of this Note then outstanding.

         4.  Currency.

         All payments of Principal Amount or of interest on this Note shall be made in US dollars at the address of Holder indicated on the signature page hereof, or such other place as Holder shall designate in writing to Company.

         5.  Events of Default.

         The occurrence of any of the following shall constitute an Event of Default under this Note: (a) The Company's failure to pay the outstanding Principal Amount and accrued interest on this Note on the Maturity Date; (b) the Company's failure to pay any fees related to this Note when due and any such failure to pay shall remain unremedied for five (5) Business Days or (c) an Event of Default under, and as defined in, the Convertible Note Purchase Agreement.

         6.   Remedies.

              6.1    Remedy Upon an Event of Default.

               Upon the occurrence of an Event of Default, (i) this Note shall become due and payable upon the demand of the Super Majority Interest, and upon such demand shall thereafter become automatically due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company, and (ii) the Interest Note Rate shall increase by 400 basis points above the then applicable Interest Note Rate (the "Default Rate").

        7.    Conversion.

        Subject to the provisions hereof, this Note, unless otherwise provided hereinafter, will be converted into shares of Conversion Shares at any time, and from time to time, in whole, as follows:

              7.1    Voluntary Conversion.

              Any Note may be converted into Conversion Shares, at any time or from time to time, at the option of the holder of such Note. The number of shares of Conversion Shares into which such Note may be converted shall be determined by dividing the principal amount of such Note then outstanding by the Conversion Price, as adjusted and then in effect.

              7.2    Automatic Conversion.

              (i) Forty percent (40%) of the principal under the Notes shall be converted automatically into Conversion Shares at a 12.5% discount to the then-applicable Conversion Price (the "Discounted Conversion Price") upon the completion of a Qualified IPO (the "40% Conversion"); and

              (ii) The remaining principal under the Notes shall be converted automatically into Conversion Shares at the then applicable Conversion Price (the "Final Conversion") on the first date that is both (A) after the third anniversary of the date of the Initial Closing and (B) the 30th consecutive trading day on a nationally recognized securities exchange or dealer quotation system from and after the consummation of an IPO by the Company on which the closing price of the Company's Common Stock is no less than $20.00 per share (subject to proportionate adjustments for dividends, stock splits, split-ups or other distributions on Common Stock).

              Notwithstanding anything to the contrary in this Note, if (i) the 40% Conversion constitutes an issuance of "Additional Common Stock" under the Company's Certificate of Designations of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock , as amended from time to time, (the "Certificate of Designations") requiring an adjustment to the Conversion Price (as defined in the Certificate of Designations) applicable to the Company's Series C Preferred Stock, and (ii) such adjustment to the Series C Preferred Stock Conversion Price has not been waived by the requisite majority of holders of Series C Preferred Stock, then, upon conversion of Series C Preferred Stock into Common Stock (the "Series C Preferred Conversion"), the Conversion Price applicable to the outstanding principal under this Note that was not subject to the 40% Conversion shall be adjusted pursuant to the formula set forth in the definition of Conversion Price in this Note as if the Common Stock being issued upon the 40% Conversion were issued immediately prior to the Series C Preferred Conversion as shares of Additional Stock at the Discounted Conversion Price.

               Upon the Final Conversion, this Note, without any further action of the parties, shall cease to be a payment obligation and shall represent only the right to represent the Conversion Shares.

              7.3    Conversion; Surrender of Note.

              Any voluntary conversion of this Note shall be by presentation and surrender of this Note to the Company at the principal office of the Company, accompanied by a written notice of conversion (the "Conversion Notice"). The Conversion Notice shall become effective when received by the Company.

              7.4    Conversion Closing.

              Upon presentation and surrender of this Note and the Conversion Notice, the Company shall promptly conduct a Closing to effect the issuance of the Conversion Shares to Holder. At such Closing, the Company shall deliver to Holder validly executed share certificates representing such Conversion Shares.

              7.5    Deemed Stockholder.

              Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, but will have the rights of a debt holder set forth in the Convertible Note Purchase Agreement and/or this Note. Upon receipt by the Company of the Conversion Notice, Holder shall be deemed to be holder of the shares issuable upon such conversion notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to Holder. The Company shall pay all taxes and other charges that may be payable in connection with the issuance of the shares and the preparation and delivery of stock certificates pursuant to this Section 7 in the name of Holder, but shall not pay any taxes payable by Holder by virtue of the holding, issuance, exercise or sale of this Note or the shares by Holder.

              7.6    No Fractional Shares.

              No fractional Conversion Shares shall be issued in connection with the conversion of this Note, and the number of shares issued shall be rounded to the nearest whole number (with one-half being rounded downward) and the amount of principal constituting such fraction shall be paid in cash.

         8.   Waiver.

         The Company waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind.

         9.   No Waiver.

         The acceptance by Holder of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of Holder, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party as originally provided herein.

         10.  Senior Subordinated Note.

         This Note and the principal and interest payable hereunder shall be wholly subordinate in right of payment to all obligations of the Company under the senior secured notes issued pursuant to that certain Trust Indenture Agreement dated as of June 1, 2004, between the Company and JPMorgan Chase Bank, and joined by MHW, Ltd., as collateral agent, and other senior debt subsequently incurred, subject to the limitations on Company indebtedness set forth in
Section 10.5 of the Convertible Note Purchase Agreement.

         11.  Cumulative Remedies.

         The rights, remedies and recourses of Holder, as provided in this Note, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of Holder.

         12.  Governing Law.

         This Note shall be governed by, and interpreted in accordance with, the laws of the State of New York, without giving effect to the rules respecting conflicts of law.

         13.  Severability.

         If any provision hereof or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other Person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law.

         14.  Interpretation.

         The headings in this Note are included only for convenience and shall not affect the meaning or interpretation of this Note. The words "herein" and "hereof" and other words of similar import refer to this Note as a whole and not to any particular part of this Note.

         15.  Notices.

         All notices, demands, and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission), to Holder at its address set forth below, or to the Company at its principal executive office (or at such other address for a party as shall be specified by like notice).

         16.  Exchange or Loss of Note.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company will execute and deliver a new Note of like tenor and date.

         17.  Specific Performance.

         Without limiting the foregoing or any remedies available to the parties, the parties will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations of any person subject to this Note.

         18.  Transfer and Assignment.

         This Note and the rights conferred hereby shall be transferable by Holder to eligible financial institutions, subject, in whole or in part, to the limitations set forth in the Convertible Note Purchase Agreement with the written consent of the Company, which consent shall not be unreasonably withheld or delayed. If this Note should be transferred in part only, the Company shall, upon surrender of this Note for cancellation, execute and deliver new Notes evidencing, separately, the rights and obligations of Holder and the rights and obligations of the transferee to payment and conversion of their respective portions of the principal and interest hereunder into Conversion Shares.

         19.  Enforceability.

         This Note shall be binding upon and inure to the benefit of both parties hereto and their respective successors and assigns. If any provision of this Note shall be held to be invalid or unenforceable, in whole or in part, neither the validity nor the enforceability of the remainder hereof shall in any way be affected.

         20.  Amendments and Waivers.

         Any term of this Note may be amended or waived only with the written consent of the Company and the holders of a majority in interest of the principal amount of the Notes outstanding under the Convertible Note Purchase Agreement; provided however that if the amendment or waiver will materially adversely affect any holder(s) of the Notes, then such amendment or waiver will require the consent of the Company and the Super Majority Interest. Any amendment or waiver effected in accordance with this Section 20 shall be binding upon each Holder and each transferee of this Note, the Conversion Shares, each future holder of all such Conversion Shares, and the Company.

         21.  Limitation on Interest.

         Nothing contained in this Note shall be deemed to require the payment of interest or other charges by the Company or any other Person in excess of the amount which Holder may lawfully charge under the applicable usury laws. In the event that Holder shall collect moneys which are deemed to constitute interest which would increase the effective Interest Note Rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall be credited against the Principal Amount then outstanding and the excess shall be returned to the Company.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.



CASTLE BRANDS INC.                             ACKNOWLEDGED AND AGREED TO BY:

                                               ---------------------------------

                                               ---------------------------------


By:                                        By:
   ---------------------------------          ----------------------------------
   Mark Andrews, Chairman &
   CEO                                        ----------------------------------

                                              ----------------------------------

Castle Brands Inc.
29th Floor
570 Lexington Avenue
New York, NY  10022